Exhibit 1.1

EXECUTION COPY

PARAGON SHIPPING INC.

Units Consisting of Class A Common Stock and Warrants

Purchase Agreement

November 15, 2006

Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022

CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10004

c/o Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022

Ladies and Gentlemen:

Paragon Shipping Inc., a Marshall Islands corporation (the “Company”), proposes to issue and sell to Cantor Fitzgerald & Co. (“CF&Co.”), CRT Capital Group LLC (“CRT”) and Oppenheimer & Co. Inc. (“Opco” and together with CF&Co. and CRT, the “Initial Purchasers”), an aggregate of 7,562,000 shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) and, for each share of Class A Common Stock purchased by the Initial Purchasers, one-fifth (1/5) of one warrant (“Warrant”), with an exercise price of $10.00 and expiring five years from the date of issuance pursuant to a warrant agreement, dated as of the Closing Date (the “Warrant Agreement”), among the Company and Computershare Trust Company, Inc., as warrant agent (the “Warrant Agent”). After the Separation Date (as defined below), the shares of Class A Common Stock and the Warrants will be separately transferable. The Class A Common Stock and the Warrants will be sold in the form of units (“Units”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The share of Class A common stock and one-fifth of one Warrant comprising the Unit will be transferable together as a unit, and will not be separately transferable until the earlier of (i) the consummation of the registered exchange offer pursuant to the Registration Rights Agreement (as defined below) or, if no registered exchange offer is conducted, the date on which a registration statement covering the resale of Units, and the Class A Common Stock and Warrants forming components of the Units, and the shares of Class A Common Stock issuable upon exercise of the Warrants, by the holders thereof is declared effective by the Securities and Exchange Commission (the “Commission”), or (ii) such earlier date as CF&Co. may determine (the “Separation Date”).

The Securities will be offered (“Exempt Resales”) without being registered under the Securities Act, or qualification under state securities or Blue Sky laws, to qualified institutional buyers (“QIBs”) in compliance with the exemption from Securities Act registration provided by Rule 144A under the Securities Act and to non-U.S. persons outside the United States (“Reg S Investors” and, together with QIBs, “Eligible Purchasers”) pursuant to Regulation S under the Securities Act on terms set forth in the final offering memorandum, dated November 15, 2006 (the “Offering Memorandum”), relating to the Company, the Securities and the Registration Rights Agreement.

The Initial Purchasers and their respective direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined below) by and among the Company, Innovation Holdings S.A. (“Innovation Holdings”), a company beneficially-owned by the Company’s founder and chief executive officer, Michael Bodouroglou, and members of his family, and the Initial Purchasers (the “Registration Rights Agreement”), subject to the conditions contained therein, pursuant to which the Company has agreed, among other things, to file one or more registration statements with the Commission providing for the registration of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company has prepared a preliminary offering memorandum dated October 26, 2006 (the “Preliminary Offering Memorandum”), a Supplement to the Preliminary Offering Memorandum dated November 6, 2006 (the “First Preliminary OfferingMemorandum Supplement”) and a Supplement to the Preliminary Offering Memorandum dated November 15, 2006 (the “Second Preliminary Offering Memorandum Supplement”) setting forth information concerning the Company, the Securities and the Registration Rights Agreement. At or prior to 2:00 p.m. (New York City time) on November 16, 2006, the time when sales of the Securities were first made (the “Applicable Time”), the written information listed on Schedule I hereto shall have been prepared (collectively with the Preliminary Offering Memorandum, the “Disclosure Package”). The Company will promptly prepare the Offering Memorandum.

1.     Agreements to Sell and Purchase. The Company hereby agrees with each Initial Purchaser as follows:

(a)          The Company agrees to sell to each Initial Purchaser, and each Initial Purchaser, upon the basis of the representations, warranties and covenants of the Company herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the number of Units (the “Firm Securities”) set forth opposite such Initial Purchaser’s name under the heading “Number of Securities” on Schedule II hereto at a purchase price of $9.63 per Unit (the “Purchase Price”), which reflects the Initial Purchasers’ discount of $0.37 per Unit. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional 1,512,400 Units (the “Option Securities” and collectively with the Firm Securities, the “Securities”) at a purchase price of $9.40 per Unit (the “Option Purchase Price”), which reflects the Initial Purchasers’ discount of $0.60 per Unit less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by CF&Co. to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery shall be determined by CF&Co., but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule II opposite the name of such Initial Purchaser bears to the total number of Firm Securities, subject in each case to such adjustments as CF&Co. in its discretion shall make to eliminate any sales or purchases of fractional Units. On the Closing Date (as defined below), as a commission and for no consideration, the Company will also issue an aggregate of 174,000 Units (the “Commission Units”) to the several Initial Purchasers. Each Initial Purchaser will be issued that proportion of the total number of Commission Units which the number of Firm Securities set forth in Schedule II opposite the name of such Initial Purchaser bears to the total number of Firm Securities set forth in Schedule II. The Company agrees to enter into an agreement with the Initial Purchasers providing for piggyback and demand registration rights in respect of the Commission Units (the “Initial Purchaser Registration Rights Agreement”).

(b)          Payment for the Firm Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchasers on November 21, 2006, or such other date, not later than the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) Business Day after the date hereof, as the Initial Purchasers and the Company may agree upon in writing, or in the case of the Option Securities, on the date and time specified by the Initial Purchasers in the written notice of the Initial Purchasers’ election to purchase Option Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date of such payment for Option Securities is referred to herein as an “Additional Closing Date.” As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

The Securities shall be in definitive form or global form, as specified by the Initial Purchasers, and registered in such names and in such denominations as the Initial Purchasers shall request in writing not later than two full business days prior to the Closing Date. The Firm Securities shall be delivered to you on the Closing Date, with any transfer taxes payable in connection with the transfer of the Firm Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefore plus accrued interest, if any, to the date of payment and delivery. The specified number of Option Securities shall be delivered to you on any Additional Closing Date, with any transfer taxes payable in connection with the transfer of the Option Securities to the Initial Purchasers duly paid, against payment of the Option Purchase Price therefore plus accrued interest, if any, to the date of payment and delivery.

2.     Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser as follows:

(a)          The Preliminary Offering Memorandum as of its date does not, the Preliminary Offering Memorandum as supplemented by the Preliminary Offering Memorandum Supplement as of the date of the Preliminary Offering Memorandum Supplement does not, the Disclosure Package as of the Applicable Time does not, and the Offering Memorandum as of its date does not, and as of the Closing Date and, if applicable, any Additional Closing Date, will not, and any supplement or amendment thereto, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein.

(b)          The financial statements, and the related notes and schedules thereto, included in the Disclosure Package and the Offering Memorandum present fairly the financial position of the Company as of the dates indicated and the results of its operations, cash flows and changes in stockholders’ equity for the periods specified; and said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis, and the supporting schedules included in the Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and Offering Memorandum. The pro forma financial information under the heading “Unaudited Pro-Forma Financial Statements” included in the Disclosure Package and the Offering Memorandum presents fairly the information shown therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and has been properly compiled on the bases described therein, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(c)          Since the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, there has not been any change in the capital stock or long-term debt of the Company or any material change, or any development involving a prospective material change, in or affecting the general affairs, business, prospects, management, consolidated financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in such Disclosure Package or the Offering Memorandum; and except as set forth or contemplated in the Disclosure Package and the Offering Memorandum, the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company.

(d)          The statements set forth in the Disclosure Package and the Offering Memorandum under the heading “Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses” in the Disclosure Package and Offering Memorandum have been made in good faith and with reasonable basis following careful review by the Company. The assumptions described in the Disclosure Package and the Offering Memorandum under the heading “Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses” have been made in good faith and fairly and accurately represent the Company’s best estimate of the expected income from chartering, and anticipated expenses of operating, the vessels in the Company’s fleet during the period contemplated thereby. Since that date as of which the information set forth in the Disclosure Package and the Offering Memorandum under the heading “Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses” is given there has not been any changes or any developments involving a material prospective change affecting the matters described therein.

(e)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in Disclosure Package and the Offering Memorandum, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the Company.

(f)          The Company has no Subsidiaries and the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture, limited liability company or other entity.

(g)          Each of (i) the Memoranda of Agreement (the “MoAs”) to purchase the vessels described in the Disclosure Package and the Offering Memorandum (the Deep Seas, the Blue Seas, the Calm Seas, the Clean Seas and the Kind Seas) (the “Identified Vessels”), (ii) the charters described in the Disclosure Package and the Offering Memorandum for each of the Identified Vessels (the “Charters”), (iii) the Management Agreement to be entered into upon the delivery of the Identified Vessels to the Company (the “Management Agreement), between the Company or a wholly-owned vessel owning Subsidiary of the Company and Allseas Marine S.A., (iv) the Right of First Refusal Agreement (the “Right of First Refusal Agreement”) between the Company and Michael Bodouroglou and (v) the Subscription Agreement between Innovation Holdings and the Company for the purchase, at a price per share of $10.00, on (x) the Closing Date a number of shares of Class A Common Stock equal to 7% of the number of shares sold hereunder, (y) an aggregate of 1,720,660 shares on the dates of delivery to the Company of the Deep Seas and the Blue Seas (the “Subscription Agreement” and, collectively with the MoAs, the Charters, the Management Agreement and the Right of First Refusal Agreement, the “Operative Documents”) has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms. The Disclosure Package and the Offering Memorandum each contains a summary of the terms of the Operative Documents which summaries are accurate and fair in all material respects.

(h)          The Company has an authorized capitalization as set forth in the Disclosure Package and the Offering Memorandum and its authorized capital stock conforms as to legal matters to the description thereof set forth in the Disclosure Package and the Offering Memorandum, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options and there are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands or in Greece.

(i)           This Agreement has been duly authorized, executed and delivered by the Company.

(j)           The Company has full right, power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Warrant Agreement (collectively, the “Transaction Documents”) to which it is a party and perform its obligations hereunder and thereunder, and to issue, sell and deliver the Securities; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby and the authorization, issuance and delivery of the Securities have been duly and validly taken.

(k)          When the Exchange Securities have been duly authorized, issued and delivered by the Company and the Exchange Securities have been issued and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, the Exchange Securities will be validly issued, fully paid and nonassessable and will not be subject to any statutory preemptive rights or preemptive rights pursuant to the organization document or bylaws of the Company.

(l)           The Securities, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The issuance, sale or delivery of the

Securities is not subject to any preemptive right of stockholders of the Company arising under law or the Amended and Restated Articles of Incorporation or Bylaws of the Company, or to any contractual right of first refusal or other right in favor of any person.

(m)        The Commission Units, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The issuance or delivery of the Commission Units is not subject to any preemptive right of stockholders of the Company arising under law or the Amended and Restated Articles of Incorporation or Bylaws of the Company, or to any contractual right of first refusal or other right in favor of any person.

(n)          The outstanding shares of Class B Common Stock (the “Class B Common Stock”) of the Company have been duly and validly issued and are fully paid and nonassessable. The shares of Class A Common Stock originally issuable upon conversion (the “Conversion Shares”) of the Class B Common Stock as described in the Disclosure Package and the Offering Memorandum have been duly and validly reserved for issuance, and upon issuance in accordance with the Amended and Restated Articles of Incorporation of the Company, shall be duly and validly issued, fully paid and non-assessable. The conversion of the Class B Common Stock and the issuance and delivery of the Conversion Shares is not subject to any preemptive right of stockholders of the Company arising under law or the Amended and Restated Articles of Incorporation, or bylaws the Company, or to any contractual right of first refusal or other right in favor of any person.

(o)          The Warrants have been duly authorized, and when duly and validly issued and are fully paid and nonassessable, the shares of Class A Common Stock originally issuable upon exercise (the “Warrant Shares”) of the Warrants as described in the Disclosure Package and the Offering Memorandum have been duly and validly reserved for issuance, and upon issuance in accordance with the Warrant Agreement and the Amended and Restated Articles of Incorporation of the Company, shall be duly and validly issued, fully paid and non-assessable. The exercise of Warrants and the issuance and delivery of the Warrant Shares is not subject to any preemptive right of stockholders of the Company arising under law or the Amended and Restated Articles of Incorporation, or bylaws the Company, or to any contractual right of first refusal or other right in favor of any person.

(p)       The Registration Rights Agreement has been duly authorized by the Company and Innovation Holdings and, assuming the due authorization, execution and delivery by the Initial Purchasers, when duly executed and delivered by the Company and Innovation Holdings, will be the legal, valid and binding obligation of the Company and Innovation Holdings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution thereunder may be limited under applicable law. The Disclosure Package and the Offering Memorandum each contain a summary of the terms of the Registration Rights Agreement, which summary is accurate in all material respects.

(q)          The Initial Purchaser Registration Rights Agreement has been duly authorized by the Company and, assuming the due authorization, execution and delivery by the Initial Purchasers, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution thereunder may be limited under applicable law.

(r)        The Warrant Agreement has been duly authorized by the respective parties thereto and, when duly executed and delivered by the Company and the Warrant Agent, will be the legal, valid and binding obligation of the Company and the Warrant Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution thereunder may be limited under applicable law. The Disclosure Package and the Offering Memorandum each contain a summary of the terms of the Warrant Agreement, which summary is accurate in all material respects.

(s)          The Commitment Letter (the “Commitment Letter”) between the Company and HSH Nordbank AG relating to the credit facility of up to $120 million described in the Disclosure Package and the Offering Memorandum has been duly authorized, executed and delivered by the parties thereto and the summary of the terms of the Commitment Letter and the credit facility contemplated thereby contained in the Disclosure Package and the Offering Memorandum is accurate in all material respects.

(t)           The execution and delivery by the Company of, and the performance by the Company of its obligations under the Transaction Documents and the issuance, sale and delivery of the Securities will not contravene any provision of applicable law or the Amended and Restated Articles of Incorporation or Bylaws of the Company or any agreement or other instrument binding upon the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities and Blue Sky laws with respect to the Company’s obligations under the Registration Rights Agreement.

(u)          KPMG Kyriacou Certified Auditors A.E. (“KPMG”), which has audited the financial statements of the Company and the combined statement of financial position of Icon Shipping Limited and Elegance Shipping Limited included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Securities Act and rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings.

(v)          There are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, consolidated financial position, stockholders’ equity or results of operations of the Company, or on the ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Disclosure Package and the Offering Memorandum, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)         There are no statutes, regulations, pending legal or governmental actions, contracts or other documents to which the Company is a party of a character that would be required to be described in the Disclosure Package and the Offering Memorandum, if it were a prospectus filed as part of a registration statement under the Securities Act or filed as exhibits to such registration statement, that are not described in the Disclosure Package and the Offering Memorandum. All descriptions in the

Disclosure Package and the Offering Memorandum of such contracts or documents are accurate in all material respects. Copies of all such contracts and documents have been furnished to the Initial Purchasers, and all such contracts and documents and minutes of meetings of the Board of Directors and stockholders of the Company furnished to the Initial Purchasers and their counsel in connection with their due diligence review relating to the transactions contemplated herein, are true, accurate and complete copies of such contracts, documents and minutes.

(x)          To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum the materials comprising of the Disclosure Package or the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

(y)          The Company is not, or with the giving of notice or lapse of time or both will not be, in violation of or in default under its Amended and Restated Articles of Incorporation or Bylaws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Company; the issue and sale of the Securities and the performance by the Company of its other obligations under any of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the Bylaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents.

(z)          The Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates, consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to the Company, and the Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Disclosure Package and the Offering Memorandum; and the Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a material adverse effect on the financial condition, prospects and operations of the business of the Company.

(aa)       All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands and Greece be paid in United States dollars and may be freely transferred out of the Marshall Islands or Greece, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands or Greece and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands or Greece.

(bb)       There are no documentary, stamp or other issuance or transfer taxes of duties or similar fees or charges under U.S. federal law or the taws of any U.S. state, the Republic of The Marshall Islands (assuming that none of the Initial Purchasers are carrying on business or conducting transactions in the Republic of the Marshall Islands) or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities to the Initial Purchasers of the sale and delivery by the Initial Purchasers of the Securities to the purchasers thereof, in the manner described under the heading “Plan of Distribution” in the Disclosure Package and the Offering Memorandum.

(cc)        The Company has filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith through appropriate proceedings; and, except as disclosed in the Disclosure Package and the Offering Memorandum, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company.

(dd)       The statements set forth in the Disclosure Package and the Offering Memorandum under the headings “Our Dividend Policy,” “Description of Capital Stock,” “Related Party Transactions,” “Tax Considerations” and “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(ee)        The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

(ff)         Except as would not, singly or in the aggregate, have a material adverse effect on the Company, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, relating to Hazardous Materials or any Environmental Laws, (E) the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (F) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, upon any other entity for whose acts or omissions the Company is or may liable) upon any other property now or previously owned or leased by the Company, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health and the environment, (G) except as set forth in the Disclosure Package and the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property, of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge and (H) the Company has not agreed to assume, undertake or provide indemnification for any liability or any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company’s membership in any mutual protection and indemnity association.

(gg)        Except as described in the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect on the Company.

(hh)       The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged; the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as described in or contemplated by the Disclosure Package and the Offering Memorandum.

(ii)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, when established, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Disclosure Package and the Offering Memorandum; (ii) have been evaluated for effectiveness as of the date hereof; and (iii) are effective in all material respects to perform the functions for which they were established.

(jj)         Based on the evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(kk)       No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which if required to be described in the Disclosure Package and the Offering Memorandum if

it were a prospectus filed as part of a registration statement under the Securities Act or filed as exhibits to such registration statement, that are not described or set forth in the Disclosure Package and the Offering Memorandum.

(ll)          No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to Greece or the Marshall Islands or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the account of the Initial Purchasers or the sale and delivery by the Initial Purchasers of the Securities to the purchasers thereof.

(mm)     The Company does not have, or guarantee, any securities accorded a rating by any “nationally recognized statistical rating organization,” as such term is defined in Rule 436(g)(2) under the Securities Act.

(nn)       The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)       The Company does not believe that it qualified as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not believe that it is likely to become a PFIC in a subsequent taxable year.

(pp)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)         The Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use made and proposed to be made of such property by the Company and could not reasonably be expected to have a material adverse effect on the Company.

(ss)         There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have a material adverse effect on the financial condition and operations of the Company.

(tt)         On and immediately after the Closing Date or the Additional Closing Date, as the case may be, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Disclosure Package and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company are not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Disclosure Package and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its properly would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(uu)       Except as contemplated hereby, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(vv)       No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained the Disclosure Package and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)      None of the Company or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(xx)       None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

(yy)       The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(zz)        Assuming the accuracy of the representations and warranties of the Initial Purchasers and their affiliates contained in Section 6 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers and their affiliates in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum, to register the Securities under the Securities Act.

As used herein, the term “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding Shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, owned or controlled, directly or indirectly, by the Company. The Company does not have any Subsidiaries.

3.     Agreements of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

(a)          To furnish to the Initial Purchasers in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(c), as many copies of the Preliminary Offering Memorandum, any other portion of the Disclosure Package and the Offering Memorandum and any supplements and amendments thereto as the Initial Purchasers may reasonably request.

(b)          Prior to the later of (i) the Closing Date and (ii) completion of the offering and sale of the Securities, not to amend or supplement the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum during such period unless the Initial Purchasers previously have been advised thereof and have not reasonably objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchasers’ request, any amendment or supplement to the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum that may be necessary or advisable in connection with exempt resales or market making activities.

(c)          (A) If at any time prior to the Closing Date, any event occurs as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary or advisable to amend or supplement the Disclosure Package to comply with applicable law, (i) to notify the Initial Purchasers and (ii) to use its commercially reasonable efforts to prepare forthwith, subject to Section 3(b) above, an appropriate amendment or supplement to the Disclosure Package so that the statements therein as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading, or so that the Disclosure Package will comply with applicable law, or (B) if prior to the completion of the distribution of the Securities, any event occurs as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) to use its commercially reasonable efforts to prepare forthwith, subject to Section 3(b) above, an appropriate amendment or supplement to the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law.

(d)          To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction.

(e)          During a period of three years from the date of the Offering Memorandum, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of the Securities or Common Stock, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange; it being understood and agreed that posting such reports on the Commission’s Edgar website and/or on the Company’s website shall be sufficient.

(f)          Without the prior written consent of the Initial Purchasers, not to make any offer relating to the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the Securities Act) as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”); the only Free Writing Offering Document the use of which has been consented to by the Initial Purchasers is listed on Schedule I hereto; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document would conflict with the information in the Preliminary Offering Memorandum or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Initial Purchasers and, if reasonably requested by the Initial Purchasers, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(g)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountant in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Offering Memorandum, any other portion of the Disclosure Package and the Offering Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum up to $15,000, (iv) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in The PORTALSM Market or any appropriate market system, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) any costs and expenses incurred by the Company in connection with any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 3.

(h)          To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(i)           The Company shall reacquire for nominal consideration and cancel or otherwise make any adjustment (whether by a stock split, reverse stock split or other division or combination) to the number of outstanding shares of Class B Common Stock necessary so that the number of shares of Class B Common Stock outstanding as of the Closing Date equals 15.0% of the total number of outstanding shares of all classes of the Company’s capital stock, on a combined basis (but excluding the Commission Units and taking into account the shares of Class A Common Stock to be issued to Innovation Holdings after the Closing Date pursuant to the Subscription Agreement for purposes of this calculation).

(j)           Not to take (and to cause its subsidiaries, when established, not to take), directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the Securities.

(k)          Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(l)           Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(m)        While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(n)          If requested by the Initial Purchasers, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The PORTALSM Market and obtain approval of the Securities by The Depositary Trust Company (“DTC”) for “book-entry” transfer.

(o)          None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulations S.

(p)          During the period of two years after the Closing Date or the Additional Closing Date, as the case may be, the Company will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(q)          Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(r)           The Company hereby agrees that, without the prior written consent of the Initial Purchasers it will not, during the period (the “Lock-Up Period”) through and including the date that is 180 days after the date of the Offering Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for Securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. This section 3(r) shall not apply to: (a) the Securities to be sold hereunder; (b) the sale of Units to Innovation Holdings pursuant to the Subscription Agreement, (c) the issuance of shares of Class A Common Stock pursuant to the exercise of the Warrants, (d) the issuance by the Company of Class A Common Stock or Units upon the exercise of options or warrants or the conversion of any security (including the shares of Class B Common Stock owned by Innovation Holdings) or note outstanding on the date hereof which is described in the Offering Memorandum; (e) the issuance of shares of Class A Common Stock or grant of options or other incentive awards pursuant to the Company’s stock incentive or employee stock purchase plans; and (f) the issuance of securities in connection with an underwritten initial public offering or in connection with the transactions contemplated by the Registration Rights Agreement.

(s)          The Securities (and all securities issued in exchange therefore or in substitution thereof) shall bear the following legend until, in our judgment, such legend shall no longer be necessary or advisable because such Securities are no longer subject to the restrictions on transfer described therein:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS [IN THE CASE OF RULE 144A SECURITIES: TWO YEARS] [IN THE CASE OF REGULATION S SECURITIES: ONE YEAR] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY, ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION

STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT THAT SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

4.    Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder to purchase and pay for the Securities, on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and the following conditions:

(a)          Since the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, there shall not have been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, consolidated financial position, results of operations, cash flows or stockholders, equity of the Company, otherwise than as set forth or contemplated in the Disclosure Package and the Offering Memorandum (including, in each case, if applicable, any amendment or supplement thereto) provided to prospective purchasers of the Securities that, in the judgment of the Initial Purchasers makes it impracticable or inadvisable to market the Securities, on the terms and in the manner contemplated in the Disclosure Package and the Offering Memorandum; and the Company shall not have sustained since the date of the latest audited financial statements included in the Disclosure Package and the Offering Memorandum any material loss or interference with its business from fire, explosion, flood, vessel damage or loss (including to any of the Identified Vessels) or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Offering Memorandum.

(b)          The Initial Purchasers shall have received on the Closing Date or the Additional Closing Date, as the case may be, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect set forth in Section 4(a). The Initial Purchasers shall have also received on the Closing Date or the Additional Closing date, as the case may be, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Additional Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Additional Closing Date, as the case may be.

(c)          The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Seward & Kissel LLP, U.S. counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(d)          The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Seward & Kissel LLP, Marshall Islands counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(e)          The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of a nationally recognized Greek law firm, reasonably satisfactory to the Initial Purchasers, as Greek counsel of the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(f)          The Initial Purchasers shall have received on each of the date hereof and the Closing Date or the Additional Closing Date, as the case may be, a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from KPMG, independent registered public accounting firm, with respect to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Offering Memorandum.

(g)          The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Morgan, Lewis & Bockius LLP, counsel to the Initial Purchasers, with respect to the Offering Memorandum and other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received from the Company such papers and information as they may reasonably request to enable them to pass upon such matters.

(h)          The Company, Innovation Holdings and the Initial Purchasers shall have entered into the Registration Rights Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(i)           The Company and the Initial Purchasers shall have entered into the Initial Purchaser Registration Rights Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(j)           The Company and the Warrant Agent shall have entered into the Warrant Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(k)          Innovation Holdings and the Company shall have entered into the Subscription Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(l)           The Company shall have entered into charter arrangement for the Clean Seas, with a duration of at least one-year and a time charter hire rate of $14,500 per day, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(m)        The number of outstanding shares of Class B Common Stock shall not constitute more than 15.0% of the total number of outstanding shares of all classes of the Company’s capital stock, on a combined basis (but excluding the Commission Units and taking into account the shares of Class A Common Stock to be issued to Innovation Holdings after the Closing Date pursuant to the Subscription Agreement for purposes of this calculation), as of the Closing Date, and the Initial Purchasers shall have received documentation evidencing the foregoing to their satisfaction.

(n)          The Amended and Restated Articles of Incorporation of the Company, in a form containing the subordination provisions for the Class B Common Stock conforming to the description thereof in the Disclosure Package and Offering Memorandum, shall have become effective and be in full force and effect and the Initial Purchasers shall have received a copy of such Amended and Restated Articles of Incorporation certified by the Registrar of Corporations of the Republic of the Marshall Islands.

(o)          On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

5.    Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder in accordance with Section 6 hereof on the terms described in the Disclosure Package and to be described in the Offering Memorandum, as soon as practicable after this Agreement is entered into as is advisable in the judgment of the Initial Purchasers.

6.    Offering of Securities; Restrictions on Transfer. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(a)          Such Initial Purchaser is a QIB and an institutional accredited investor (as defined in Rule 501(a), (2), (3) or (7) under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

(b)          It will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(c)          In connection with the Exempt Resales, it will solicit offers to buy the Securities only from, and will offer to sell the Securities only to Eligible Purchasers. Each Initial Purchaser further (A) agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (1) Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs and (2) Reg S Investors and (B) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, such Securities will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB for which such person is acting as fiduciary or agent, in a transaction meeting the requirements of Rule 144A under the Securities Act, (II) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 under the Securities Act, (III) in a transaction meeting the requirements of Rule 144 under the Securities Act, (IV) to an institutional accredited investor that, prior to such transfer, furnishes the Transfer Agent for the Class A Common Stock a signed letter containing certain representations and agreements relating to the registration of transfer of such Securities or (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) acknowledges that they will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

(d)          In respect of offers and sales outside of the United States, (a) such Initial Purchaser and its affiliates or any person acting on its behalf has not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities and (b) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any component of the Disclosure Package or the Offering Memorandum.

(e)          Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise under one-year after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date or the Additional Closing Date, as the case may be, other than in accordance with Rule 903 of Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such one-year distribution compliance period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities except such advertisements as are permitted by and include the statements required by Regulation S.

(f)          Such Initial Purchaser agrees that, at or prior to confirmation of a sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL ONE-YEAR AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.”

Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

The Initial Purchasers acknowledge that the Company, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 4 hereof, counsel for the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

7.    Indemnification.

(a)       The Company agrees to indemnify and hold harmless each Initial Purchaser, each affiliate of each Initial Purchaser, including the directors, officers, partners, employees and agents of each Initial Purchaser and each person, if any, who (i) controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with any Initial Purchaser from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein.

(b)       Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers, but only with reference to information relating to the Initial Purchasers furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Disclosure Package, the Offering Memorandum or any amendment or supplement thereto.

(c)       If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, but failure to so notify an Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for an Initial Purchaser, each affiliate of such Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities and such control persons of an Initial Purchaser shall be designated in writing by the Initial Purchaser and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)       If the indemnification provided for in paragraphs (a), (b) or (c) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       Each of the Company and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it and distributed to the public were offered to the public exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)        The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)       The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8.        Termination. Notwithstanding anything herein contained to the contrary, this Agreement (and the obligations of the Initial Purchasers with respect to the Firm Securities or, in the case of any condition to the purchase of the Option Securities on an Additional Closing Date, the obligations of the several Initial Purchasers to purchase the relevant Option Securities) may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, or the Nasdaq Global Market, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (v) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or any material disruption in the international shipping industry that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offer, sale, or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Offering Memorandum.

9.        Defaulting Initial Purchaser.

(a)       This Agreement shall become effective upon the execution and delivery hereof by each of the parties hereto.

(b)       If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Initial Purchasers or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities to be purchased on such date by all Initial Purchasers, the other Initial Purchasers shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Initial Purchasers set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Securities without the written consent of such Initial Purchaser. If on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchaser and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

10.      Reimbursement of Initial Purchasers’ Expenses. If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers’ obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, each respective affiliate of a Initial Purchaser which assists the Initial Purchasers in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

12.      Notices, etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be delivered to Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022 (facsimile: 212-829-4972); Attention: Marc Blazer and Anthony Argyropoulos, Managing Directors, ITD-Investment Banking, with a copy to Philip A. Marber, President and Chief Executive Officer, Institutional Equities. Notices to the Company shall be given to them at Voula Center, 102-104, V. Pavlou Str., GR 16 673, Voula, Greece (facsimile: 011 30 210 899 5086); Attention: Chief Executive Officer.

13.      Submission to Jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Seward & Kissel LLP, New York, New York, One Battery Park Plaza, New York, New York 10004, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Initial Purchasers or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

14.      Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Initial Purchaser against any loss incurred by the Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase United States dollars with the amount of the judgment currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term rate of exchange shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.      Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16.      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

17.      No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers on the other, (ii) in connection therewith and with the process leading to a transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby in the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Initial Purchasers or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.      Entire Agreement. This Agreement supersedes all prior agreement and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

19.      Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same is in writing and signed by the partied hereto.

20.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

PARAGON SHIPPING INC.

By:	/s/ Michael Bodouroglou
Michael Bodouroglou
Chief Executive Officer

Accepted:

CANTOR FITZGERALD & CO.

By:	/s/ Philip Marber
Philip Marber
CEO and President of Equity Capital Markets

CRT CAPITAL GROUP LLC

By:	/s/ Doug Harvey
Doug Harvey
Managing Director
Head of Capital Markets

OPPENHEIMER & CO, INC.

By:	/s/ Roger Elsas
Roger Elsas
Managing Director

SCHEDULE I

1.        Supplement, dated November 6, 2006, to Preliminary Offering Memorandum.

2.        Supplement, dated November 15, 2006, to Preliminary Offering Memorandum.

SCHEDULE II

Name of Initial Purchaser	Number of Securities
Cantor Fitzgerald & Co	2,646,700
CRT Capital Group LLC	2,646,700
Oppenheimer & Co. Inc	2,268,600
Total	7,562,000

EXHIBIT A

Form of United States Counsel Legal Opinion

Seward & Kissel LLP, as special U.S. counsel to the Company, shall have furnished to the Initial Purchasers their written opinion addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

1.         It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Disclosure Package and the Offering Memorandum to register the Securities under the U.S. Securities Act of 1933, as amended.

2.         The sale of the Securities in the manner contemplated by the Disclosure Package and the Offering Memorandum and the performance by the Company will not conflict with or result in any breach or violation of any provision of the applicable federal laws of the United States of America (except for the securities laws which we address separately in paragraph 1 above) or of the laws of the State of New York (except that we express no opinion as to any applicable Blue Sky laws).

3.         Other than as set forth or contemplated in the Disclosure Package and the Offering Memorandum and insofar as matters of United States federal and New York state law are concerned, to the best of our knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its respective properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, would individually or in the aggregate have, or could reasonably be expected to have, a material adverse effect on the financial position or results of operations of the Company. We do not know of any statutes, regulations, contracts or other documents that are required to be described in the Disclosure Package and the Offering Memorandum that are not described as required.

4.         To the extent governed by the laws of the State of New York, each of the Purchase Agreement, the Registration Rights Agreement, the Initial Purchaser Registration Rights Agreement and the Warrant Agreement has been duly executed and delivered by the Company.

5.         Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 13 of the Purchase Agreement, Section 13 of the Registration Rights Agreement and Article 14 of the Warrant Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 13 of the Purchase Agreement, Section 13 of the Registration Rights Agreement and Article 14 of the Warrant Agreement; and service of process effected on such agent in the manner set forth in Section 13 of the Purchase Agreement, Section 13 of the Registration Rights Agreement and Article 14 of the Warrant Agreement will be effective to confer valid personal jurisdiction over the Company.

6.         The statements in the Disclosure Package and the Offering Memorandum under the headings “Enforceability of Civil Liabilities,” “Management,” “Business—Senior Secured Credit Facility,” “Senior Secured Credit Facilities,” “Related Party Transactions” and “Exchange Offer; Registration Rights,” insofar as such statements constitute a summary of the terms of legal matters, documents or proceedings referred to therein, and under the headings “Tax Considerations —United States Federal Income Tax Considerations,” “Tax Considerations—United States Federal Income Taxation of Our Company,” “Tax Considerations—United States Federal Income Taxation of U.S. Holders,” “Tax Considerations—United States Federal Income Taxation of ‘Non-U. S. Holders’” and “Tax Considerations—Backup Withholding and Information Reporting,” insofar as such statements describe United States federal income tax law, fairly summarize the information called for with respect to such terms, legal matters, documents, proceedings or descriptions.

7.         The issue and sale of the Shares being delivered on the Closing Date and the performance by the Company of its obligations under the Purchase Agreement, the Registration Rights Agreement, the Initial Purchaser Registration Rights Agreement and the Warrant Agreement and the consummation of the respective transactions contemplated therein will not result in a material breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument, known to us, to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

8.         No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Warrant Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (A) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Initial Purchasers or such as may be required by the NASD and as may be required under the Securities Act with respect to the registration of the Exchange Shares, and (B) as may be required in connection with the acquisition of any vessel as contemplated in the Prospectus.

9.         The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Such counsel shall also state as follows:

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Initial Purchasers at which the contents of the Preliminary Offering Memorandum, the Offering Memorandum and the Disclosure Package were discussed. Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum, the Offering Memorandum and the Disclosure Package (except as and to the extent stated in paragraph 6 above), on the basis of the foregoing, but without independent check or verification, we can confirm to you that nothing has come to our attention that has led us to believe that the Disclosure Package, at the Applicable Time, or the Offering Memorandum or any supplement thereto at the time the Offering Memorandum was issued, at the time any such supplemented Offering Memorandum was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements and schedules and other financial or statistical data included in the Offering Memorandum).

EXHIBIT B

Form of Marshall Islands Counsel Legal Opinion

Seward & Kissel LLP, as special Marshall Islands counsel to the Company, shall have furnished to the Initial Purchasers their written opinion addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

1.        The Company has been incorporated and is validly existing as a corporation in good standing under the law of the Marshall Islands with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Offering Memorandum.

2.        The Company’s authorized share capital is as set forth in the Disclosure Package and Offering Memorandum and the authorized capital stock of the Company, including the Units, the Class A Common Stock, the Warrants, and the Class A Common Stock issuable upon the exercise of the Warrants, conforms as to legal matters to the descriptions thereof contained in the Disclosure Package and Offering Memorandum.

3.        All issued and outstanding shares of each of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any statutory preemptive rights or preemptive rights pursuant to the organizational documents or bylaws of the Company.

4.        The Securities to be issued and sold by the Company have been duly authorized and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Securities is not subject to any statutory preemptive rights or preemptive rights pursuant to the organizational documents or bylaws of the Company. The Commission Units have been duly authorized and, when issued and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Commission Units is not subject to any statutory preemptive rights or preemptive rights pursuant to the organizational documents or bylaws of the Company

5.        The Exchange Securities have been duly authorized and, when the Exchange Securities have been issued and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, the Exchange Securities will be validly issued, fully paid and nonassessable and will not be subject to any statutory preemptive rights or preemptive rights pursuant to the organization document or bylaws of the Company.

6.        The Warrant Shares have been duly authorized and, when the Warrant Shares have been issued and delivered by the Company upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and will not be subject to any statutory preemptive rights or preemptive rights pursuant to the organization document or bylaws of the Company.

7.        No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the Republic of The Marshall Islands is required for the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement, the Initial Purchaser Registration Rights Agreement or the Warrant Agreement in order for it to be duly and validly authorized.

8.        Each of the Purchase Agreement, the Registration Rights Agreement, the Initial Purchaser Registration Rights Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company.

9.        Other than as set forth or contemplated in the Disclosure Package and the Offering Memorandum and insofar as matters of Marshall Islands law are concerned, to our knowledge there are no legal or governmental investigations, actions, suits or proceedings pending or threatened in the Republic of The Marshall Islands against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any of their properties is or may be the subject.

10.      The compliance by the Company with all of the provisions of the Purchase Agreement, the Registration Rights Agreement, the Initial Purchaser Registration Rights Agreement and the Warrant Agreement and the consummation of the respective transactions therein contemplated will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any Marshall Islands statute or any order, rule or regulation known to us of any court or governmental agency or body in the Marshall Islands having jurisdiction over the Company or any of its properties.

11.      No licenses, permits, certificates, consents, orders, approvals and other authorizations of, or declarations and filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for the Company to own or lease, as the case may be, and to operate, its properties and to carry on its business as conducted as of the date hereof in the manner described in the Disclosure Package and the Offering Memorandum other than such licenses, permits, certificates, consents, orders, approvals and other authorizations the failure to obtain would not in the aggregate have a material adverse effect on the Company).

12.      No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body the Republic of The Marshall Islands is required for the issuance and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Warrant Agreement except (A) which have been duly obtained and are in full force and effect or (B) as may be required in connection with the acquisition of any vessel as contemplated in the Disclosure Package and the Offering Memorandum and the registration of any such vessel under the law and flag of the Marshall Islands.

13.      The statements in the Disclosure Package and the Offering Memorandum under “Enforceability of Civil Liabilities”, “Our Dividend Policy,” “Description of Capital Stock” and “Marshall Islands Company Considerations,” insofar as such statements constitute a summary of the terms of the capital stock of the Company, Marshall Islands legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under “Tax Considerations—Marshall Islands Tax Considerations,” insofar as such statements describe Marshall Islands tax law, fairly present in all material respects the information called for with respect to such terms, legal matters under Marshall Islands law, documents or proceedings.

14.      No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to the Republic of The Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to the Initial Purchasers or the Initial Purchasers delivery of the Securities.

15.      The agreement of the Company to the choice of law provisions set forth in Section 16 of the Purchase Agreement, Section 14(i) of the Registration Rights Agreement and Article 14 of the Warrant

Agreement will be recognized by the courts of the Marshall Islands; the Company can sue and be sued in its own name under the law of the Marshall Islands; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that the Purchase Agreement and the Registration Rights Agreement shall be governed by and construed in accordance with the law of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 13 of the Purchase Agreement and Section 13 of the Registration Rights Agreement will be effective, insofar as the law of the Marshall Islands is concerned, to confer valid personal jurisdiction over the Company; and a final non-appealable judgment against the Company entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the Company in the courts of the Republic of The Marshall Islands without a retrial of the merits of the matter, provided that: (a) the judgment was for a sum of money and was final in the jurisdiction granting the judgment, (b) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of The Marshall Islands as to due process, propriety or public order, and (c) the defendant was actually present in person or by duly appointed representative, and the judgment did not constitute in effect a default judgment.

16.      All dividends and other distributions declared and payable on the shares of capital stock of the Company will not be subject to withholding or other taxes under the current law and regulations of the Marshall Islands.

EXHIBIT C

Form of Greek Counsel Legal Opinion

Special Greek counsel to the Company, shall have furnished to the Initial Purchasers their written opinion addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

1.        To the best of our knowledge, there are no legal or governmental proceedings pending or threatened in Greece to which the Company is a party or to which any property of the Company is the subject.

2.        The compliance by the Company with all of the provisions of the Purchase Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated therein will not conflict in any material respect with any Greek law.

3.        The Company is not required to file tax returns or pay any taxes in Greece.

4.        To the best of our knowledge, the Company has obtained any licenses and other forms of authorization from, and has made all declarations and filings with, any governmental authorities, self- regulatory organizations and any courts and other tribunals in Greece necessary to own or lease, as the case may be, and to operate the vessel owned by it and to carry on its business as conducted as of the date of the Offering Memorandum, and the Company has not received any actual notice of any proceedings relating to revocation or modification of any such license or other form of authorization, and the Company is in compliance in all material respects with all laws and regulations in Greece relating to the ownership or lease, as the case may be, and the operation of the vessel owned by it and the conduct of its business as conducted as of the date of the Offering Memorandum.

5.        No documentary stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes, are payable by or on behalf of the Initial Purchasers to the Republic of Greece or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to the Initial Purchasers or the sale and delivery of the Securities by the Initial Purchasers.

6.        All dividends and other distributions declared and payable on the shares of capital stock of the Company will not be subject to withholding or other taxes under the current law and regulations of Greece.